Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of Vegalab, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David D. Selakovic, Principal Executive Officer and Principal Financial and Accounting Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2018	By:	/s/ David D. Selakovic
David D. Selakovic
(Principal Executive Officer and
Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Vegalab, Inc. and will be retained by Vegalab, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.